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                                                                 EXHIBIT 99.3


                        MARKETING COOPERATION AGREEMENT


This Marketing Cooperation Agreement("Agreement") is made as of July 31, 1995 (the "Effective Date") by and between Samsung Electronics Company Limited, a Korea corporation ("SEC") and AST Research, Inc., a Delaware corporation ("AST").

                                    PURPOSE

Both SEC and AST believe that, in order to form a successful strategic alliance that will enhance the overall competitive position of each party without limiting the competition which may exist between them, and with respect to Non-Competing Products (as defined herein) only, SEC and AST shall cooperate to share expertise to jointly market currently existing and newly developed non-competing products of each party in order to achieve maximum market penetration for both parties, in a manner consistent with all applicable laws and regulations (the "Marketing Cooperation Goals").

                                   AGREEMENT

Article l.  Definitions

1.1 "Non-Competing Products" shall mean existing and newly developed products of each party in which the parties do not compete in sales in the U.S. or in which any competition for sales outside the U.S. does not impact or effect competition in or from the U.S. (but only if required under applicable law).

Article 2.  Marketing Organization

2.1  General.  As limited under this Agreement and consistent with the Marketing
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     Cooperation Goals and all applicable laws and regulations, the provisions of this Article 2 shall apply.

2.2  Entity Structure.  Within 30 days of the Effective Date and throughout the
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     term hereof, SEC and AST agree to have an entity structure for worldwide marketing that reports directly to the General Manager of each product group of each party, or an equivalent entity structure.

2.3  Team Members.  Each party shall designate two members of their own
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     worldwide marketing entity structure for a team which shall be wholly responsible for the marketing cooperation activities between SEC and AST (the "Marketing Cooperation Team").

2.4  Cooperation Coordinators.  The manager of the Marketing Cooperation Team of
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     each party shall be at the senior

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     manager level or above (the "Marketing Cooperation Coordinator").

2.5  Marketing Cooperation Conference.  A marketing conference shall be held at
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     least once every ninety (90) days to identify marketing cooperation opportunities (the "Marketing Cooperation Conference"). AST shall host the first such conference within three (3) months of the Effective Date. Thereafter, each party shall alternate hosting every other such conference held throughout the term hereof. Such conference size, format (in person, video conference or teleconference), topics, schedule and budget will be decided by the TEC (as defined in that certain General Terms Agreement between the parties of even date herewith (the "General Terms Agreement")). At a minimum, the Marketing Cooperation Conference shall be attended by the Marketing Cooperation Team from each party.

2.6  Cooperation Projects.  The Marketing Cooperation Team shall be responsible
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     for the planning and execution of the marketing cooperation projects in a way to maximize the benefits to both SEC and AST.

Article 3.  Scope of Cooperation

3.1  Cooperation Efforts.  Under this Agreement and in a manner consistent with
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     the Marketing Cooperation Goals and all applicable laws and regulations, the SEC and AST shall participate in a variety of cooperative efforts to achieve the Marketing Cooperation Goals including, without limitation, with respect to Non-Competing Products, providing to one another full cooperation, in good faith, to devise short and long term strategies, identify product needs, develop product concepts that include optimum product specifications, distribution and service in furtherance of the Marketing Cooperation Goals.

3.2  Product Planning.  As limited under this Agreement and consistent with the
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     Marketing Cooperation Goals and all applicable laws and regulations, the provisions of this Article 3.2 shall apply.

     (a)  Information Sharing.  SEC and AST agree to share (as described above
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          concerning the Marketing Cooperation Conference) all the information for product planning unless it is prohibited by the law(s) or by the contracts or agreements with any other third party.

     (b)  Information Types.  The information in section 3.2(a) includes current
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          and future product road maps, product specifications, status updates of the ongoing projects, and any form of technical and business related news in the personal computer industry in accordance with the Marketing Cooperation Goals.

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     (c)  Brand Names.  SEC and AST each agree to allow the other to produce and
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          market certain personal computer products under their own brand names with any such products and respective brand names to be mutually agreed between the parties in writing from time to time in accordance with the Marketing Cooperation Goals.

3.3  Distribution.  As limited under this Agreement and consistent with the
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     Marketing Cooperation Goals and all applicable laws and regulations, the provisions of this Article 3.3 shall apply.

     a)  Information Exchange.  AST and SEC agree to provide to each other all
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          marketing information, related to, and consistent with, the Marketing
          Cooperation Goals, to be treated as Confidential Information (as defined and specified the General Terms Agreement), unless the sharing of such information is prohibited by applicable laws and regulations of any governmental body or by contract.

     (b)  Distribution in Korea.  AST hereby agrees to designate and appoint SEC
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          as its sole and exclusive distributor in the Republic of Korea under terms providing for a reasonable transition period from AST's current distribution program in Korea. In the time period prior to beginning such transition, AST agrees to provide advance notice to SEC and obtain the approval of SEC before making significant changes in AST's operations in Korea, or introducing new product lines in Korea, or making press releases in Korea, and SEC agrees to review and respond to such notices promptly, and not to unreasonably withhold such approval.

3.4  Promotion.  As limited under this Agreement and consistent with the
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     Marketing Cooperation Goals and all applicable laws and regulations, the provisions of this Article 3.4 shall apply.

      (a) Co-Branding.  SEC and AST agree to apply co-branding strategy to
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          certain products, for which specifications and production and delivery schedules shall be mutually agreed to by and in accordance with the procedures of the TEC (as defined in the General Terms Agreement).

     (b)  Coordination of Promotional Activities.  The Marketing Cooperation
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          Team shall be responsible for coordinating the planning and execution of all the promotion activities for the products determined in accordance with Section 3.4(a).

     (c)  Trade Show Participation.  SEC and AST agree to cooperate in
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          connection with their participation in trade shows including, without limitation sharing

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          resources and cost as necessary or desirable, as determined by both
          SEC and AST, to maximize the mutual benefits of the parties. SEC and AST shall utilize the products of each other as much as possible for displays and product demonstrations, if such are recommended, required, and desirable, as determined by both SEC and AST, for the purpose of the show.

     (d)  Trade Show Planning.  SEC and AST shall discuss and finalize the
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          layout of trade show booths and displays for trade shows in which SEC and AST are both participating, the specifications of the products, the number of items to display, and the way they run the trade shows. The purpose of these discussions and finalization reviews is to make sure that complementary products of AST and SEC are utilized when feasible in the trade show booths of AST and SEC. SEC and AST agree not to unreasonably withhold or delay the finalization of the trade show plans of AST or SEC.

3.5  Service. SEC and AST each agree to permit the other party to utilize their
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     worldwide service networks in personal computer related business and the charges for such services shall not exceed the cost of providing such services increased by an service increment, such increment being based upon factors including, but not limited to, the costs of arranging for such services (added transaction costs), the increment rate which is charged to other entities, and the increment which may be deemed (if any) by tax authorities in the absence of such an increment. Nothing in this provision shall require AST or SEC to devote additional capital resources to service activities, or to expand the service network of either company, or to reduce the level of service provided to customers of either SEC or AST. SEC and AST agree to provide service pricing (including the increments described above) quotations to each other on request.

3.6  Logistics. SEC and AST each agree to assist the other maximize the
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     efficiency of the worldwide logistics of delivery and manufacturing and the charges for such assistance shall not exceed the cost of providing such assistance increased by an service increment, such increment being based upon factors including, but not limited to, the costs of arranging for such logistics (added transaction costs), the increment rate which is charged to other entities, and the increment which may be deemed (if any) by tax authorities in the absence of such an increment. Nothing in this provision shall require AST or SEC to devote additional capital resources to logistics activities, or to expand the logistics support network of either company, or to reduce the level of logistics support provided to customers of either SEC or AST. SEC and AST agree to provide

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     logistics support pricing (including the increments described above)
     quotations to each other on request.

Article 5.  General Terms

     The provisions included in the General Terms Agreement shall apply to this Agreement as if fully set forth herein, including without limitation, the Confidentiality provisions set forth in the General Terms Agreement which shall apply to all information provided by one party to the other under this Agreement.

Article 6.  Priority

     In the event of a conflict or inconsistency between any term or condition of this Agreement and that of the General Terms Agreement, the terms and conditions of this Agreement shall supersede and control.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement, on the dates below indicated.

Samsung Electronics Co., Ltd.       AST Research, Inc.

By: /s/ Bo-Soon Song                By: /s/ Safi U. Qureshey
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Name:  Bo-Soon Song                   Name:  Safi U. Qureshey

Title: Senior Managing Director     Title: Chief Executive Officer

Date:  July 31, 1995                Date:  July 31, 1995

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